EXHIBIT 10.7
                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                            [US HOLDCO CORPORATION]

                          ARTICLE I - NAME AND ADDRESS

      The name of this corporation is [US Holdco Corporation]. The mailing address of this corporation is [8800 N.W. 36th Street], Miami, Florida [33178].

                              ARTICLE II - PURPOSE

      This corporation is organized for the purpose of transacting any and all lawful business for corporations organized under the Florida Business Corporation Act.

                           ARTICLE III - CAPITAL STOCK

      The aggregate number of shares which this corporation shall have authority to issue is one billion and five million (1,005,000,000) shares, of which 1 billion (1,000,000,000) shares shall be common stock, par value $0.01 per share, and of which 5 million (5,000,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors is authorized to issue shares of Preferred Stock in one or more series by adoption of amendments to the articles of incorporation setting forth the number of shares to be included in each such series and the designation, preferences, limitations and relative rights of the shares of each such series.

              ARTICLE IV - ACTION BY SHAREHOLDERS WITHOUT A MEETING

      Any action required or permitted to be taken by the shareholders of this corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent by such holders.

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                  ARTICLE V - SPECIAL MEETINGS OF SHAREHOLDERS

      The shareholders of this corporation may only call a special meeting of shareholders if the holders of at least 50% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to this corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                          ARTICLE VI - INDEMNIFICATION

      This corporation shall indemnify any director, or any former director of this corporation, to the fullest extent permitted by law.

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